AMENDMENT TO

                            TRANSFER AGENCY AGREEMENT

     This Amendment effective the 27th day of June, 2007 to the Transfer Agency Agreement effective as of the 23rd day of February, 2004 (the "Agreement") by and between Mellon Institutional Funds Investment Trust (the "Trust"), Dreyfus Transfer, Inc. ("Dreyfus") and Mellon Bank, N.A. ("Mellon").

     WHEREAS, the Trust, Dreyfus and Mellon have entered into the Agreement; and

     WHEREAS, pursuant to Article VIII, Section 8 of the Agreement, the Trust and Mellon wish to amend the Agreement add two new Funds to the series;

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

     2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     3. Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

     4. The Trust, Dreyfus and Mellon hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust, Dreyfus or Mellon to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                           MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                           By:      /s/ Barbara A. McCann
                           Name:    Barbara A. McCann
                           Title:   Secretary and Vice President

                           DREYFUS TRANSFER, INC.

                           By:      /s/ Patrick Synan
                           Name:    Patrick Synan
                           Title:   Vice President

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                           MELLON BANK, N.A.

                           By:      /s/ Candice Walker
                           Name:    Candice Walker
                           Title:   Vice President


                   MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                            TRANSFER AGENCY AGREEMENT

                                   APPENDIX B

                        (Amended Effective June 27, 2007)

     I, Barbara A. McCann, Secretary of MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST, a business trust organized and existing under the laws of The Commonwealth of Massachusetts (the "Trust"), do hereby certify that the only classes of shares of the series issued and/or authorized by the Trust as of the date of this Transfer Agency Agreement are shares of beneficial interest, $.01 par value, as follows:

         MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                  Mellon Equity Large Cap Growth Fund
                  Mellon Equity Micro Cap Fund
                  Mellon Institutional Market Neutral Fund
                  Newton International Equity Fund

                  The Boston Company Emerging Markets Core Equity Fund
                  The Boston Company International Core Equity Fund
                  The Boston Company International Core Equity Fund II
                  The Boston Company International Small Cap Fund
                  The Boston Company Large Cap Core Fund
                  The Boston Company Small Cap Growth Fund
                  The Boston Company Small/Mid Cap Equity Fund (formerly The
                          Boston Company Small Capitalization Equity Fund)
                  The Boston Company Small Cap Value Fund
                  The Boston Company Small Cap Value Fund II
                  The Boston Company Tax Sensitive Small Cap Equity Fund
                  The Boston Company World ex-US Value Fund (formerly The Boston
                          Company International Value Opportunities Fund)

                  Standish Mellon Intermediate Tax Exempt Bond Fund

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                  Standish Mellon International Fixed Income Fund
                  Standish Mellon International Fixed Income Fund II Standish Mellon Fixed Income Fund
                  Standish Mellon Global Fixed Income Fund
                  Standish Mellon High Yield Bond Fund
                  Standish Mellon Yield Plus Fund

                                                   /s/ BARBARA A. MCCANN
                                                   Barbara A. McCann
                                                   Secretary and Vice President